CRAiLAR Technologies to Announce Third Quarter Financial Results on Thursday, November 13th, 2014 AT 8:00 AM EST

Victoria, BC. (November 7, 2014) - CRAiLAR Technologies Inc. ("CL" or the "Company") (TSXV: CL) (OTCBB: CRLRF), which produces and markets CRAiLAR® Flax fiber The Friendliest Fiber On The Planet™, announced that the Company will release financial results for the third quarter ended September 27, 2014, on November 12, 2014 immediately following the closing of regular stock market trading hours. The Company will host a conference call on November 13, 2014, at 8:00 am EST, to discuss the Company's third quarter results.

To participate, please use the information below:

Date: Thursday November 13, 2014

Time: 8:00 am EDT

North American Dial-In: 1-877-705-6003

International Dial-In: +1-201-493-6725

Conference ID: Participants must ask for the CRAiLAR Technologies Inc. Investor Update Call

Webcast http://public.viavid.com/index.php?id=111892

Please dial or log in at least 10 minutes before the call to ensure timely participation

For Listen Only, please use:
North American Listen Only Dial-In: 1-877-407-4176

International Listen Only Dial-In: + 1-201-689-8359

A playback of the call will be available until 11:59 ET on November 27, 2014.  To listen, call +1-877-660-6853 within North America or 1-201-612-7415 when calling internationally.  Please use the replay PIN number 13595267.  The playback of the call will also be made available on the investor relations section of the Company's website.

About CRAiLAR Technologies Inc.
CRAiLAR Technologies Inc. is focused on bringing cost-effective, sustainable bast fiber-based products to market that are environmentally friendly natural fiber alternatives with equivalent or superior performance characteristics to cotton, wood or fossil-fuel based fibers. The Company's business operations consist primarily of the production of its natural and proprietary CRAiLAR® Flax fibers targeted at the natural yarn and textile industries, as well as the deployment of its CRAiLAR® processing technologies in the cellulose pulp and composites industries. For more information, visit www.crailar.com.

Safe Harbor Statement
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Investor Relations Contact:

Ted Sanders, CFO
866-436-7869
ir@crailar.com

Genesis Select Corp:
Budd Zuckerman
bzuckerman@genesisselect.com

Jeffery Fowlds
jfowlds@genesisselect.com
303-415-0200
ir@crailar.com

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

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